SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 8, 2012

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27436	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 8, 2012, Titan Pharmaceuticals Inc. (the “Company” or “Titan”) was notified by Novartis Pharma AG (“Novartis”) that Novartis has decided to cease further development of the long-acting injectable, or depot, formulation of iloperidone. Novartis will continue to commercialize Fanapt®, the oral formulation of iloperidone, in the U.S. and under the terms of the Company’s Sublicense Agreement with Novartis dated November 20, 1997, Novartis is obligated to pay royalties to Titan on net sales of all formulations of iloperidone for the life of the applicable patents. As reported on November 15, 2011, Titan sold substantially all of the Company’s remaining future royalties on the sales of Fanapt® to Deerfield Management Company, L.P. (“Deerfield”) and certain investment funds managed by Deerfield, and accordingly the future royalty payments owed to Titan by Novartis will continue to be transmitted to Deerfield upon receipt from Novartis per the terms of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle
Title: President

Dated: October 10, 2012